

<ARTICLE>                     5
<LEGEND>
     This Schedule Contains Summary Financial Information Extracted From The
     Consolidated Balance Sheet and Consolidated Income Statement of GATC and is
     qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   9-mos
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   SEP-30-1997
<CASH>                                         15
<SECURITIES>                                   0
<RECEIVABLES>                                  65
<ALLOWANCES>                                   5
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0    <F1>
<PP&E>                                         3851
<DEPRECIATION>                                 1638
<TOTAL-ASSETS>                                 3017
<CURRENT-LIABILITIES>                          0    <F1>
<BONDS>                                        1231 <F2>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     797
<TOTAL-LIABILITY-AND-EQUITY>                   3017
<SALES>                                        0
<TOTAL-REVENUES>                               596
<CGS>                                          0
<TOTAL-COSTS>                                  257  <F3>
<OTHER-EXPENSES>                               114  <F4>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             90
<INCOME-PRETAX>                                80  <F5>
<INCOME-TAX>                                   31
<INCOME-CONTINUING>                            59
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   59
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0


<F1> Not applicable because GATC has an unclassified balance sheet.
<F2> This value consists of two components:  Long-term Debt of 1,131 million and Capital Lease Obligations of 100 million. Short-term Debt is not included in this calculation.
<F3> This value represents Operating Expenses on the Consolidated Income
     Statement
<F4> This value consists of the Provision for Depreciation and Amortization on
     the Consolidated Income Statement.
<F5> This value represents Income Before Income Taxes and Equity in Net Earnings
     of Affiliates.






